UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2006

Protective Life Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223
(Address of principal executive offices and zip code)

(205) 268-1000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

The Compensation and Management Succession Committee of the Board of Directors (the “Committee”) of the Company approved a revised Employment Continuation Agreement for Richard J. Bielen, whereby Mr. Bielen will receive the standard agreement for Executive Vice Presidents.

The Employment Continuation Agreement will provide for certain benefits if Mr. Bielen’s employment is actually or constructively terminated (by means of a reduction in duties or compensation) following certain events constituting a ‘‘change in control.’’ These benefits include (a) a payment equal to three times the sum of (1) the executive’s annual base salary in effect at the time of the change in control, (2) the average Annual Incentive Plan bonus paid to the executive for the three years before the change in control, and (3) the average value over the last three years of the performance shares, stock appreciation rights, and other long-term incentives granted to the executive (excluding special or “one time” grants); (b) payment of an amount equal to the executive’s target bonus opportunity under the Annual Incentive Plan for the year in which termination of employment occurs; (c) continuation (for up to twenty-four months) in Protective’s medical, accident, disability, and life insurance plans as provided to the executive immediately before termination of employment; (d) payment of an amount equal in value to the increased benefits under the Pension Plan and the Excess Benefit Plan resulting from an additional three years of credited service (subject to the Pension Plan’s maximum on credited service); and (e) an additional payment, if necessary, to reimburse the executive for any additional tax (other than normal Federal, state and local income taxes) incurred as a result of any benefits received in connection with the change in control. The form of this Executive Employment Continuation Agreement is filed as Exhibit 10(a) to the Company’s Quarterly Report on 10-Q filed May 10, 2004 and is incorporated herein by reference.

See also disclosure set forth under Item 5.02 below.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company has named Allen W. Ritchie as Senior Executive Vice President and Head of Life Insurance Operations of the Company and Gary Corsi as Executive Vice President and Chief Financial Officer of the Company, effective as of September 25, 2006.

Mr. Ritchie, 48, joined the Company in August 2001 as Executive Vice President and Chief Financial Officer and will continue to serve the Company in that capacity until September 25, 2006. Prior to joining the Company, Mr. Ritchie served as President, Chief Executive Officer and a director of Per-Se Technologies, Inc. from July 1998 until 2000.

Prior to joining the Company, Mr. Corsi, 52, was Vice President and Chief Financial Officer of Sun Life Financial U.S. from June 2003 to September 2006. From 2002 to June 2003, he held the interim position of Chief Internal Auditor for Sun Life Financial’s worldwide operations. From 1998 to 2002, Mr. Corsi was President and Chief Executive Officer of Spectrum Investment Management, Inc.

Executive Compensation

The Committee has approved certain compensation arrangements with Mr. Corsi. The following summarizes certain actions taken by the Committee (each contingent upon the employment of Mr. Corsi, effective September 25, 2006):

•	The Committee approved an annual base salary of $400,000.

•
The Committee agreed to grant a cash bonus opportunity with respect to the 2007 performance year under the Company’s Annual Incentive Plan at a target bonus level of 60% of base salary. A bonus equal to a multiple of the target bonus percentage will be paid depending on the level of goal achievement as follows: less than threshold, 0%; threshold level, 50%; target, 100%; and maximum level, 200%. The Committee also approved a cash bonus payment of $240,000 with respect to the 2006 performance year, payable in March of 2007.

•
Effective as of September 25, 2006, the Committee made the following pro-rated grants of performance shares under the Company’s Long-Term Incentive Plan, which was most recently approved by shareowners in 2003.

-  3,600 performance shares for the performance period 2005 - 2008
-  6,250 performance shares for the performance period 2006 - 2009

Payment of performance share awards will be based upon a comparison of the Company’s average return of average equity for the four-year award period to that of a comparison group of forty insurance companies during the award period. If the Company’s four-year results are at the 40th percentile, 33% of the award will be earned. If the Company’s four-year results are at the median, 50% of the award will be earned. Company results at target, or the top 25% of the comparison group, would result in 125% of the award being earned. Company results in the top 10% would result in 170% of the award being earned. If the Company’s percentile ranking falls between the 40th and 90th percentile, the amount of the award earned will be determined by interpolation. Earned awards are generally paid in shares of the Company’s common stock and cash (with the amount of cash equal to the income tax withholding obligation on the amount earned).

Each performance share award is subject to the terms of the Long-Term Incentive Plan (which is filed as Exhibit 10 to the Company’s Form 10-Q Quarterly Report filed May 15, 2003 and is incorporated herein by reference), as amended by an amendment effective as of December 31, 2005 (which is filed as Exhibit 10(b)(1) to  the Company's Current Report on Form 8-K filed March 9, 2006, and is incorporated herein by reference), and the related performance share award letters (the forms of which are filed as Exhibit 10(a) to the Company’s Quarterly Report on Form 10-Q filed November 9, 2004 and as Exhibit (10(b)(1) to the Company’s Current Report on Form 8-K filed March 10, 2005 and are incorporated herein by reference).

•
Effective as of September 25, 2006, the Committee granted 35,070 stock appreciation rights (“SARs”) under the Company’s Long-Term Incentive Plan. The SARs will generally become exercisable in four equal annual installments beginning September 25, 2007 and will generally expire September 25, 2016. Upon exercise, each SAR entitles the holder to an amount payable in stock, (and an amount of cash approximately equal to the income tax withholding obligation due upon exercise), equal in value to the difference between the value of the common stock at the time of exercise and the SAR’s; base price to be determined based upon the closing price of the common stock on September 25, 2006. The form of the Stock Appreciation Rights Award Letter for Senior Officers is filed as Exhibit 10(b)(2) to the Company’s Current Report on Form 8-K filed March 10, 2005 and incorporated herein by reference.

•
The Committee agreed to grant Mr. Corsi long-term incentive awards in 2007 with a grant value of at least $318,000 under the Company’s Long-Term Incentive Plan. It is expected that such award will be comprised of approximately 75% performance shares and 25% SARs (exercisable in four equal installments).

•
Effective as of September 25, 2006, the Committee granted 6,500 restricted stock units under the Company’s Long-Term Incentive Plan. The restricted stock units generally vest in three equal annual installments beginning September 25, 2007.

•
Effective as of September 25, 2006, the Committee approved an allocation in the amount of $500,000 to Mr. Corsi’s account under the Company’s Deferred Compensation Plan for Officers. This amount will vest in five equal annual installments beginning September 25, 2007.

•	Mr. Corsi will also receive an Employment Continuation Agreement, standard for Executive Vice Presidents with terms as outlined under Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE CORPORATION
By/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated: September 7, 2006